Exhibit 10.20

FINDER’S AGREEMENT BETWEEN PAUL EKTVEDT AND MOVING BYTES INC.

FINDERS FEE AGREEMENT

THIS document sets forth an agreement made and entered into effective as of October 1, 2004 (the “Effective Date”) by and between,

Moving Bytes Inc., a company duly incorporated under the Canada Business Corporations Act, having its office at 4340 Redwood Hwy., Ste. F222, San Rafael, Ca (“MBI”),

and

Paul Ektvedt, an individual, of Madsrud Alle 24, Oslo Norway 0274, (“Finder”)

WHEREAS:

A.

MBI is a reporting issuer under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and its common shares are quoted for trading on the NASD OTC Bulletin Board;

B.

Finder has existing relationships with one or more “qualified institutional buyers” (as defined in Rule 144A) and “accredited investors” as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) including Innerloop Mobile Communications, A.S., of Oslo, Norway (“Innerloop”);

C.

MBI desires to retain Finder to introduce MBI to Innerloop as a potential source of financing for MBI;

NOW THEREFORE, in consideration of the covenants and agreements herein and the payment of $1 made by each party to the other, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows:

1.

RETENTION OF FINDER

1.01

MBI retains Finder, on an exclusive basis, to introduce MBI to Innerloop for the purpose of enabling MBI to obtain a minimum of Thirty Seven Thousand Five Hundred USD ($37,500 USD) in corporate debt or equity financing from Innerloop by means of a financing agreement (the “Financing Agreement”) which may be consummated in one or more tranches (each a “Transaction”).

1.02

The Finder shall act as a finder with respect to Innerloop only and shall not act, either directly or indirectly, as a broker-dealer (as such terms are defined under applicable federal and state securities laws and regulations).  In connection with the services performed hereunder, unless otherwise agreed to by MBI, the Finder shall not (i) engage or participate on behalf of MBI in any solicitation of, recommendations to, or sales negotiations with Innerloop, (ii) distribute or provide to Innerloop any material or information about MBI, including but not limited to any financial data or sales materials relating to MBI, other than such information that is reasonably necessary to introduce MBI to Innerloop, (iii) assist in providing financing for any purchase by Innerloop of an interest in MBI, (iv) provide any advice to Innerloop relating to the valuation of or the financial advisability of an investment in MBI, or (v) handle any funds or securities of MBI in connection with a Transaction except for receiving its Fee (defined in Section 3), if any. The Finder hereby represents and warrants to MBI that (i) the Finder has not previously engaged in any public or private offering of securities and (ii) Finder does not intend to participate in any distribution of securities after the completion of any financing of MBI.

2.

OBLIGATIONS OF FINDER

2.01

The Finder agrees to use reasonable efforts to introduce MBI to Innerloop.

2.02

The Finder represents and warrants that it is familiar with its obligations and the obligations of MBI under applicable federal, state and securities laws in connection with a Financing Agreement, including Regulation FD promulgated under the Exchange Act. The Finder will comply with all applicable federal, state and securities laws and regulations in performing its services under this Agreement.

3.

COMPENSATION

3.01.1

MBI agrees that, should MBI complete and consummate a Financing Agreement with Innerloop then MBI will pay and deliver to Finder a one-time fee of Two Hundred and Fifty Thousand (250,000) restricted common shares of MBI upon MBI’s receipt of at minimum Thirty Seven Thousand Five Hundred USD ($37,500 USD) from one or more Transactions (the “Fee”).

3.02

All compensation to be paid in the form of MBI stock shall be in shares of the same class as any shares issued in respect to a Transaction and shall be issued in accordance with applicable securities laws and Finder shall complete all required MBI subscription forms.

3.03

In the event that Finder agrees to pay to third parties (“Affiliated Finders”) compensation as a result of a Transaction, MBI shall have no obligation whatsoever to pay any Fees to Affiliated Finders absent a separate written agreement between Finder, MBI and the Affiliated Finder. Agreements between Finder and an Affiliated Finder with respect to Fees to the Affiliated Finder resulting from Finder’s performance under this Agreement shall contain a representation that MBI is not a party to the agreement and that MBI shall have no obligation whatsoever to pay Fees to the Affiliated Finder. Absent a separate written agreement MBI shall have no obligation whatsoever to pay Finder’s Fees directly to Affiliated Finders.

3.05

All Fees under this Agreement shall be due and payable to Finder as and when; a) a Transaction has received all regulatory approvals required, if any, and b) MBI receives  funds as part of a Transaction.

3.06

Notwithstanding any other provision contained herein, MBI shall have no obligation to accept or enter into a proposed Financing Agreement or Transaction, and MBI shall have total and absolute discretion to reject any and all such Financing Agreements or Transactions. In the event a proposed Financing Agreement or Transaction fails to close for any reason whatsoever, Finder shall not be entitled to a Fee.

3.07

This Agreement relates solely to a Financing Agreement or Transactions arising from Finder’s efforts to introduce MBI to Innerloop and shall not apply to any other financing agreements or transactions, whether similar or dissimilar to those contemplated herein.

4.

COVENANTS OF MBI

4.01

MBI covenants to Finder that it has duly authorized the signatory hereto with the power and authority to execute, deliver and carry out the provisions of this Agreement and to perform its obligations hereunder and that, subject to Sections 7.02 and 7.03 of this agreement, all such actions by it have been duly and validly authorized by all necessary proceedings on the part of MBI and that the Agreement is in compliance with all applicable securities laws to which MBI is subject.

4.02

MBI specifically agrees and acknowledges that for the purposes of this Agreement, and subject to its terms and conditions, Innerloop is the exclusive client of Finder.

5.

TERM OF AGREEMENT

5.01

This Agreement shall commence on the Effective Date of this Agreement or any addendum hereto and continue for a period of one (1) year from the later of the Effective Date or the date on which MBI executes a Financing Agreement.

5.02

Finder shall be entitled to receive its Fee as determined according to this Agreement on a Financing Agreement or Transactions consummated within two (2) years of the termination, for any reason, of this Agreement.

6.

INDEMNIFICATION

6.01

(a)

Each party (the “Breaching Party”) hereby agrees to indemnify and hold harmless the other party (the “Non-Breaching Party”) from and against any losses, claims, damages, or liabilities, joint or several, to which the Non-Breaching Party may become subject (collectively, “Claims”) insofar as such Claims (or actions in respect thereof) arise out of or based on (i) the Breaching Party’s breach of the Agreement or (ii) any violation by the Breaching Party of any applicable laws, rules or regulations, including without limitation any applicable federal and/or state securities laws, rules or regulations.  The Breaching Party will reimburse the Non-Breaching Party any legal or other expenses reasonably incurred in connection with the investigation or defense of such Claims.

(b)

When the Non-Breaching Party receives notice of a Claim, it shall notify the Breaching Party of the Claim in writing; however, the Non-Breaching Party’s failure to so notify the Breaching Party shall not relieve the Breaching Party of its liability to the Non-Breaching Party under this Section 6. The Breaching Party shall be entitled to participate in and to assume the defense of the Claim with counsel acceptable to the Non-Breaching Party.  If the Breaching Party assumes the defense of the Claim, the Breaching Party shall not be liable to Non-Breaching Party for any legal or other expenses the Non-Breaching Party subsequently incurs in connection with the defense other than costs of investigation.  If the Breaching Party does not assume the defense of a Claim, the Breaching Party shall advance to the Non-Breaching Party upon the latter’s request and in no event less frequently than once each quarter, the costs of defense of the action estimated by counsel for the Non-Breaching Party.

(c)

If a Claim against one or both of the parties  is based on alleged unlawful or non-contractual conduct of both parties, then both Parties shall contribute to the amounts  paid in defense or settlement of the Claim in such proportion as is appropriate to reflect the parties’ relative with respect to the allegations upon which Claim is based.  The relative fault shall be determined by reference to, without limitation, such factors as relative intent, access to information, and opportunity to correct or prevent the subject matter of the allegations.

(d)

The Breaching Party’s obligations to indemnify and defend the Non-Breaching Party under this Section 6 shall extend to the Non-Breaching Party and its officers, directors, partners, members, shareholders, employees and agents (“Indemnitees”). The Breaching Party shall promptly and fully reimburse Indemnitiees any costs, including attorneys fees the Indemnitee may incur in any action by the Indemnitee against the Breaching Party to enforce the Indemnitee’s rights under this Section.

(e)

The obligations of the Breaching Party under this Section shall survive the termination of this Agreement.

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE, LOSS OF CUSTOMERS OR CLIENTS OR INNERLOOP, LOSS OF GOODWILL OR LOSS OF PROFITS ARISING IN ANY MANNER FROM THIS AGREEMENT AND THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS HEREUNDER.

7.

MISCELLANEOUS

7.01

During the Term of this Agreement and a period of two years thereafter (the “Restricted Period”), the Finder shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business and affairs of MBI, all confidential matters relating to MBI and its business learned by the Finder heretofore or hereafter directly or indirectly from MBI including any information concerning the business, affairs, customers, clients, sources of supply and customer lists of MBI (the “Confidential Company Information”) and shall not disclose them to anyone except with MBI’s express written consent and except for Confidential Company Information which (1) is at the time of receipt publicly known, or thereafter becomes publicly known, through no wrongful act of the Consultants or (2) is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement.  These rights of MBI are in addition to and without limitation to those rights and remedies available under common law for protection of the types of such confidential information which constitute “trade secrets” as construed under controlling law.

7.02

Any issuance of securities under this Agreement is subject to the approval of the board of directors of MBI, which approval shall not be unreasonably withheld.

7.03.

The completion of any Transaction described in this Agreement or the issuance of any securities as contemplated under this Agreement whether for Fee’s or otherwise, is subject to the approval of any applicable regulatory authorities.

7.04

Each party is responsible for obtaining its own tax and legal advise relating to this Agreement and MBI and Finder represent and warrant that they have been mutually advised of their right to seek legal counsel of their own choosing in connection with the negotiation and execution of this Agreement.

7.05

The terms and provisions herein contained constitute the entire agreement between the parties and supersede all previous oral or written communications.

7.06

This Agreement will be governed by, construed and enforced in accordance with the laws of the province of British Columbia, Canada and the parties hereto submit and attorn to the exclusive jurisdiction of the courts of the province of British Columbia, Canada.

7.07

In the event any provision of this Agreement shall held for any reason to be invalid, illegal or unenforceable, such provision shall be deemed amended or deleted only to the extent necessary to bring it within the requirements of the law, and shall not affect the validity of the remaining provisions hereof.

7.08

The prevailing party in any court action over this Agreement shall be entitled to recover from the other party its’ attorneys fees, costs and expenses in connection therewith, or on any appeal therefrom.

7.09

MBI and Finder represent and warrant to each other that they are free to enter into this Agreement and that they do not have any other obligations which may conflict with this Agreement.

7.10

This Agreement shall be binding upon MBI and its successors and assigns and shall inure to Finders benefit and to the benefit of Finder’s successors and assigns.

7.11

This Agreement may be executed in as many counterparts as may be necessary and by facsimile, each of such counterparts so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date as of the day and year first above written.

IN WITNESS WHEREOF this agreement has been executed as of the day and year first above written.

Moving Bytes Inc.

/s/ MARK SMITH

/s/ PAUL EKTVEDT

Mark M. Smith

Paul Ektvedt

President

/s/ J. ERIK MUSTAD

J. Erik Mustad

Chief Executive Officer